POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints David B. Sewell, the Chief Executive Officer of WestRock Company
 (the "Company"), Robert B. McIntosh, the Executive Vice President, Secretary and General Counsel of the Company and Ward H. Dickson, the Executive Vice
President and Chief Financial Officer of the Company, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power to appoint a substitute or to execute and file with the Securities Exchange Commission on behalf of the undersigned or on behalf of any trust with respect to which the undersigned serves as a trustee, any Form 3s, Form 4s or Form 5s (or any amendments thereto) required to be so executed and filed by the undersigned or any such trust with respect to which the undersigned serves as trustee under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder. The undersigned hereby gives to said agents and attorneys-in-fact, and to each of them, full power and authority to act in the premises, including, but not limited to, full power and authority to determine in his or their sole discretion the time when, purpose for and manner in which any powers herein conferred shall be exercised. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them, or any substitute or substitutes, may do by virtue hereof. This power of attorney shall remain valid and in full force and effect until the earlier of (i) the date on which the undersigned is no longer subject to the reporting requirements under Section 16(a) of the Act and the rules and regulations promulgated thereunder and (ii) the date on which this power of attorney is revoked in writing by the undersigned.

	IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney this 7th day of June, 2021.


					By:	/s/ Patrick Kivits
					Name:  Patrick Kivits
      Title:	 President, Consumer Packaging


Sworn to and subscribed
before me this 7th day of
June, 2021.

Colette Forst
Notary Public
STATE OF ILLINOIS

My Commission expires:

January 4, 2025	    [Notarial Seal]